Marsh 212 345 5000 www.corporate.marsh.com

News release	Exhibit 99.1

Marsh reports solid fourth quarter and full-year 2025 results
•Full-Year Revenue Growth of 10%; Underlying Revenue Growth of 4%
•Full-Year GAAP Operating Income Increases 7%; Adjusted Operating Income Increases 11%
•Full-Year GAAP EPS of $8.43; Adjusted EPS Increases 9% to $9.75
•Fourth Quarter GAAP EPS of $1.68; Adjusted EPS Increases 10% to $2.12

NEW YORK, January 29, 2026 – Marsh (NYSE: MRSH), a global leader in risk, reinsurance and capital, people and investments, and management consulting, today reported financial results for the fourth quarter and year ended December 31, 2025.
John Doyle, President and CEO, said: "Our fourth quarter results capped another solid year for Marsh. For the full year, we generated 10% revenue growth, 4% underlying revenue growth, double-digit adjusted NOI growth, 9% adjusted EPS growth and our 18th consecutive year of reported margin expansion. We also launched our new brand, successfully completed the integration of McGriff and announced our Thrive program."
"Our team performed well in a complex environment, and we are positioned for sustained momentum in 2026."
Consolidated Results
As a result of the Company's previously announced brand change, results that were previously reported under our Marsh business will now be reported as "Marsh Risk" and results that were previously reported as "Oliver Wyman Group" will now be reported as "Marsh Management Consulting." Mercer and Guy Carpenter will continue to be reported under their current brands through a transition period.
Consolidated revenue in the fourth quarter of 2025 was $6.6 billion, an increase of 9% compared with the fourth quarter of 2024, or 4% on an underlying basis. Operating income rose 7% to $1.2 billion. Adjusted operating income, which excludes noteworthy items and identified intangible amortization expense as presented in the attached supplemental schedules, rose 12% to $1.6 billion. Net income attributable to the Company was $821 million. Earnings per share were $1.68.
Adjusted earnings per share increased 10% to $2.12, and included a benefit of 7 cents per share from favorable discrete tax items as well as a benefit of 2 cents per share from foreign exchange.

For the full year 2025, revenue was $27.0 billion, an increase of 10% on a GAAP basis or 4% on an underlying basis compared to 2024. Operating income was $6.2 billion, an increase of 7% from 2024. Adjusted operating income rose 11% to $7.3 billion. Net income attributable to the Company was $4.2 billion or $8.43 per diluted share, compared with $8.18 in 2024. Adjusted earnings per share increased 9% to $9.75.
Risk & Insurance Services
Risk & Insurance Services revenue was $4.0 billion in the fourth quarter of 2025, an increase of 9%, or 2% on an underlying basis. Operating income increased 8% to $830 million, while adjusted operating income increased 11% to $1.1 billion. For the year 2025, revenue was $17.3 billion, an increase of 12%, or 4% on an underlying basis. Operating income rose 6% to $4.6 billion, and adjusted operating income increased 12% to $5.5 billion.
Marsh Risk's revenue in the fourth quarter of 2025 was $3.7 billion, an increase of 10%, or 3% on an underlying basis. In U.S./Canada, underlying revenue growth was 3%. In International, underlying revenue growth was 4%, and included 6% growth in EMEA, 2% growth in Asia Pacific, and a 4% decline in Latin America. For the year 2025, Marsh Risk’s revenue was $14.4 billion, an increase of 15% compared to a year ago, or 4% on an underlying basis.
Guy Carpenter's revenue in the fourth quarter was $215 million, an increase of 7%, or 5% on an underlying basis. For the year 2025, Guy Carpenter’s revenue was $2.5 billion, an increase of 6% compared to a year ago, or 5% on an underlying basis.
Consulting
Consulting revenue was $2.6 billion in the fourth quarter of 2025, an increase of 8%, or 5% on an underlying basis. Operating income increased 4% to $483 million, while adjusted operating income increased 10% to $550 million. For the year 2025, revenue was $9.8 billion, an increase of 7%, or 5% on an underlying basis. Operating income rose 7% to $1.9 billion, and adjusted operating income increased 10% to $2.1 billion.
Mercer’s revenue in the fourth quarter was $1.6 billion, an increase of 9%, or 4% on an underlying basis. Wealth revenue grew 5%, Health revenue increased 6%, and Career revenue declined 2%, all on an underlying basis. For the year 2025, Mercer’s revenue was $6.2 billion, an increase of 8%, or 4% on an underlying basis.
Marsh Management Consulting’s revenue in the fourth quarter of 2025 was $1.0 billion, an increase of 8% on a GAAP and underlying basis. For the year 2025, Marsh Management Consulting’s revenue was $3.6 billion, an increase of 6% on a GAAP and underlying basis.
Other Items
The Company repurchased 10.1 million shares for $2.0 billion in 2025.
On January 14, the Company's stock ticker symbol on the NYSE changed to MRSH.

Conference Call
A conference call to discuss fourth quarter 2025 results will be held today at 8:30 a.m. Eastern time. The live audio webcast may be accessed at corporate.marsh.com. A replay of the webcast will be available approximately two hours after the event. The webcast is listen-only. Those interested in participating in the question-and-answer session may register here to receive the dial-in numbers and unique PIN to access the call.
About Marsh
Marsh (NYSE: MRSH) is a global leader in risk, reinsurance and capital, people and investments, and management consulting, advising clients in 130 countries. With annual revenue of $27 billion and more than 95,000 colleagues, Marsh helps build the confidence to thrive through the power of perspective. For more information, visit corporate.marsh.com, or follow us on LinkedIn and X.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management's current views concerning future events or results, use words like "anticipate," "assume," "believe," "continue," "estimate," "expect," "intend," "plan," "project" and similar terms, and future or conditional tense verbs like "could," "may," "might," "should," "will" and "would".
Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements. Factors that could materially affect our future results include, among other things:
•the impact of geopolitical or macroeconomic conditions on us, our clients and the countries and industries in which we operate, including from multiple major wars and global conflicts, social unrest, tariffs or changes in trade policies, slower GDP growth or recession, fluctuations in foreign exchange rates, lower interest rates, capital markets volatility, inflation and changes in insurance premium rates;
•the impact from lawsuits or investigations arising from errors and omissions, breaches of fiduciary duty or other claims against us in our capacity as a broker or investment advisor, including claims related to our investment business’ ability to execute timely trades;
•the increasing prevalence of ransomware, supply chain and other forms of cyber attacks, and their potential to disrupt our operations, or the operations of our third party vendors, and result in the disclosure of confidential client or company information;
•the financial and operational impact of complying with laws and regulations, including domestic and international sanctions regimes, anti-corruption laws such as the U.S. Foreign Corrupt Practices Act, U.K. Anti Bribery Act and cybersecurity, data privacy and artificial intelligence regulations;
•our ability to attract, retain and develop industry leading talent;
•our ability to compete effectively and adapt to competitive pressures in each of our businesses, including from disintermediation as well as technological change, digital disruption and other types of innovation such as artificial intelligence;
•our ability to manage potential conflicts of interest, including where our services to a client conflict, or are perceived to conflict, with the interests of another client or our own interests;
•our ability to fully realize the opportunities and efficiencies from the Thrive program, which focuses on our brand strategy, delivering greater value to clients, accelerating growth and improving efficiency;
•the regulatory, contractual and reputational risks that arise based on insurance placement activities and insurer revenue streams; and
•the impact of changes in tax laws, guidance and interpretations, such as the implementation of the Organization for Economic Cooperation and Development international tax framework, or the increasing number of challenges from tax authorities in the current global tax environment.
The factors identified above are not exhaustive. Marsh and its subsidiaries (collectively, the "Company") operate in a dynamic business environment in which new risks emerge frequently. Accordingly, we caution readers not to place undue reliance on any forward-looking statements, which are based only on information currently available to us and speak only as of the dates on which they are made. The Company undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made.
Further information concerning the Company, including information about factors that could materially affect our results of operations and financial condition, is contained in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section and the "Management’s Discussion and Analysis of Financial Condition and Results of Operations" section of our most recently filed Annual Report on Form 10-K.

Marsh & McLennan Companies, Inc.
Consolidated Statements of Income
(In millions, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenue	$6,595	$6,067	$26,981	$24,458
Expense:
Compensation and benefits	3,938	3,630	15,577	13,996
Other operating expenses	1,438	1,295	5,181	4,645
Operating expenses	5,376	4,925	20,758	18,641
Operating income	1,219	1,142	6,223	5,817
Other net benefit credits	51	67	194	268
Interest income	14	22	48	83
Interest expense	(235)	(231)	(960)	(700)
Investment income	7	9	34	12
Income before income taxes	1,056	1,009	5,539	5,480
Income tax expense	222	208	1,305	1,363
Net income before non-controlling interests	834	801	4,234	4,117
Less: Net income attributable to non-controlling interests	13	13	74	57
Net income attributable to the Company	$821	$788	$4,160	$4,060
Net income per share attributable to the Company:
- Basic	$1.69	$1.60	$8.48	$8.26
- Diluted	$1.68	$1.59	$8.43	$8.18
Average number of shares outstanding:
- Basic	487	491	491	492
- Diluted	490	496	494	496
Shares outstanding at December 31	485	491	485	491

Marsh & McLennan Companies, Inc.
Supplemental Information - Revenue Analysis
Three Months Ended December 31
(Millions) (Unaudited)
The Company advises clients in 130 countries. As a result, foreign exchange rate movements may impact period over period comparisons of revenue. Similarly, certain other items such as acquisitions and dispositions, including transfers among businesses, may impact period over period comparisons of revenue. Non-GAAP underlying revenue measures the change in revenue from one period to the next by isolating these impacts.

				Components of Revenue Change*
	Three Months Ended December 31,		% Change GAAP Revenue*	Currency Impact	Acquisitions/ Dispositions/ Other Impact**	Non-GAAP Underlying Revenue
	2025	2024
Risk and Insurance Services
Marsh Risk (a)	$3,664	$3,334	10%	1%	6%	3%
Guy Carpenter	215	201	7%	1%	—	5%
Subtotal	3,879	3,535	10%	1%	5%	3%
Fiduciary interest income	92	112
Total Risk and Insurance Services	3,971	3,647	9%	1%	5%	2%
Consulting
Mercer	1,617	1,487	9%	2%	3%	4%
Marsh Management Consulting (b)	1,027	954	8%	2%	(2)%	8%
Total Consulting	2,644	2,441	8%	2%	1%	5%
Corporate Eliminations	(20)	(21)
Total Revenue	$6,595	$6,067	9%	2%	3%	4%
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

				Components of Revenue Change*
	Three Months Ended December 31,		% Change GAAP Revenue*	Currency Impact	Acquisitions/ Dispositions/ Other Impact**	Non-GAAP Underlying Revenue
	2025	2024
Marsh Risk:
EMEA	$934	$846	10%	4%	1%	6%
Asia Pacific	355	345	3%	—	—	2%
Latin America	178	179	—	4%	—	(4)%
Total International	1,467	1,370	7%	3%	1%	4%
U.S./Canada (a)	2,197	1,964	12%	—	9%	3%
Total Marsh Risk	$3,664	$3,334	10%	1%	6%	3%
Mercer:
Wealth	$759	$675	12%	3%	5%	5%
Health	527	495	6%	2%	(1)%	6%
Career	331	317	4%	3%	3%	(2)%
Total Mercer	$1,617	$1,487	9%	2%	3%	4%

(a)Acquisitions, dispositions and other in 2025 includes the impact of McGriff.
(b)Acquisitions, dispositions and other in 2024 includes a gain from the sale of a business in Marsh Management Consulting.

* Rounded to whole percentages. Components of revenue may not add due to rounding.
** Acquisitions, dispositions and other includes the impact of current and prior year items excluded from the calculation of non-GAAP underlying revenue for comparability purposes. Details on these items are provided in the reconciliation of non-GAAP revenue to GAAP revenue tables included in this release.

Marsh & McLennan Companies, Inc.
Supplemental Information - Revenue Analysis
Twelve Months Ended December 31
(Millions) (Unaudited)
The Company advises clients in 130 countries. As a result, foreign exchange rate movements may impact period over period comparisons of revenue. Similarly, certain other items such as acquisitions and dispositions, including transfers among businesses, may impact period over period comparisons of revenue. Non-GAAP underlying revenue measures the change in revenue from one period to the next by isolating these impacts.

				Components of Revenue Change*
	Twelve Months Ended December 31,		% Change GAAP Revenue*	Currency Impact	Acquisitions/ Dispositions/ Other Impact**	Non-GAAP Underlying Revenue
	2025	2024
Risk and Insurance Services
Marsh Risk (a)	$14,366	$12,536	15%	—	10%	4%
Guy Carpenter	2,496	2,362	6%	—	1%	5%
Subtotal	16,862	14,898	13%	—	9%	4%
Fiduciary interest income	403	497
Total Risk and Insurance Services	17,265	15,395	12%	—	8%	4%
Consulting
Mercer (b)	6,190	5,743	8%	1%	3%	4%
Marsh Management Consulting (c)	3,604	3,390	6%	1%	(1)%	6%
Total Consulting	9,794	9,133	7%	1%	2%	5%
Corporate Eliminations	(78)	(70)
Total Revenue	$26,981	$24,458	10%	—	6%	4%
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

				Components of Revenue Change*
	Twelve Months Ended December 31,		% Change GAAP Revenue*	Currency Impact	Acquisitions/ Dispositions/ Other Impact**	Non-GAAP Underlying Revenue
	2025	2024
Marsh Risk:
EMEA	$3,812	$3,530	8%	1%	—	6%
Asia Pacific	1,460	1,414	3%	—	—	4%
Latin America	571	575	(1)%	(2)%	(1)%	2%
Total International	5,843	5,519	6%	1%	—	5%
U.S./Canada (a)	8,523	7,017	21%	—	18%	3%
Total Marsh Risk	$14,366	$12,536	15%	—	10%	4%
Mercer:
Wealth (b)	$2,819	$2,584	9%	1%	4%	4%
Health (b)	2,284	2,100	9%	—	2%	6%
Career	1,087	1,059	3%	1%	4%	(2)%
Total Mercer	$6,190	$5,743	8%	1%	3%	4%

(a)Acquisitions, dispositions and other in 2025 includes the impact of McGriff.
(b)Acquisitions, dispositions and other in 2024 includes a net gain from the sale of the U.K. pension administration and U.S. health and benefits administration businesses, that comprised of a gain in Wealth, offset by a loss in Health.
(c)Acquisitions, dispositions and other in 2024 includes a gain from the sale of a business in Marsh Management Consulting.

* Rounded to whole percentages. Components of revenue may not add due to rounding.
** Acquisitions, dispositions and other includes the impact of current and prior year items excluded from the calculation of non-GAAP underlying revenue for comparability purposes. Details on these items are provided in the reconciliation of non-GAAP revenue to GAAP revenue tables included in this release.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Three Months Ended December 31
(Millions) (Unaudited)
Overview
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (referred to in this release as in accordance with "GAAP" or "reported" results). The Company also refers to and presents certain additional non-GAAP financial measures, within the meaning of Regulation G and item 10(e) Regulation S-K in accordance with the Securities Exchange Act of 1934. These measures are: non-GAAP revenue, adjusted operating income (loss), adjusted operating margin, adjusted income, net of tax and adjusted earnings per share (EPS). The Company has included reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP in the following tables.
The Company believes these non-GAAP financial measures provide useful supplemental information that enables investors to better compare the Company’s performance across periods. Management also uses these measures internally to assess the operating performance of its businesses and to decide how to allocate resources. However, investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that the Company reports in accordance with GAAP. The Company's non-GAAP measures include adjustments that reflect how management views its businesses, and may differ from similarly titled non-GAAP measures presented by other companies.
In the first quarter of 2025, the Company changed its methodology to report adjusted operating income (loss), adjusted income, net of tax and adjusted EPS to exclude the impact of intangible amortization and other net benefit credits. Prior year results are presented using the new methodology for comparative purposes.
Adjusted Operating Income (Loss) and Adjusted Operating Margin
Adjusted operating income (loss) is calculated by excluding the impact of certain noteworthy items and identified intangible amortization expense from the Company's GAAP operating income (loss). The following tables reconcile adjusted operating income (loss) to GAAP operating income (loss) on a consolidated and reportable segment basis for the three and twelve months ended December 31, 2025 and 2024. The following tables also present adjusted operating margin. For the three and twelve months ended December 31, 2025 and 2024, adjusted operating margin is calculated by dividing the sum of adjusted operating income by consolidated or segment adjusted revenue. The Company's adjusted revenue used in the determination of adjusted operating margin is calculated by excluding the impact of certain noteworthy items from the Company's GAAP revenue.

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total
Three Months Ended December 31, 2025
Operating income (loss)	$830	$483	$(94)	$1,219
Operating margin	20.9%	18.3%	N/A	18.5%
Add (deduct) impact of noteworthy items:
Restructuring (a)	83	32	11	126
Change in contingent and deferred consideration (b)	17	12	—	29
McGriff integration and retention related costs	47	—	2	49
Acquisition and disposition related gains	2	4	—	6
Total noteworthy items	149	48	13	210
Identified intangible amortization expense	118	19	—	137
Operating income adjustments	267	67	13	347
Adjusted operating income (loss)	$1,097	$550	$(81)	$1,566
Adjusted operating margin	27.6%	20.8%	N/A	23.7%

Three Months Ended December 31, 2024
Operating income (loss)	$770	$466	$(94)	$1,142
Operating margin	21.1%	19.1%	N/A	18.8%
Add (deduct) impact of noteworthy items:
Restructuring (a)	75	49	12	136
Change in contingent and deferred consideration (b)	(8)	2	—	(6)
McGriff integration and retention related costs	58	—	1	59
Acquisition related costs	1	1	—	2
Acquisition and disposition related gains (c)	—	(34)	—	(34)
Other	(3)	—	—	(3)
Total noteworthy items	123	18	13	154
Identified intangible amortization expense	93	15	—	108
Operating income adjustments	216	33	13	262
Adjusted operating income (loss)	$986	$499	$(81)	$1,404
Adjusted operating margin	27.0%	20.7%	N/A	23.3%

(a)In the third quarter of 2025, the Company launched a three-year program, Thrive, which focuses on our brand strategy, delivering greater value to clients, accelerating growth and improving efficiency. The program will generate savings from process and automation efficiencies and optimization of our global operating model. Costs in 2025 relate primarily to severance and lease exit charges. Costs in 2024 included severance and lease exit charges for a restructuring program completed in 2024.
(b)Reflects the change in the fair value of contingent consideration and deferred acquisition related costs.
(c)Consulting in 2024 includes primarily the gain on sale of a business in Marsh Management Consulting. The amounts are included in the consolidated statements of income and excluded from non-GAAP revenue and adjusted revenue used in the calculation of adjusted operating margin.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Twelve Months Ended December 31
Millions (Unaudited)

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total
Twelve Months Ended December 31, 2025
Operating income (loss)	$4,636	$1,896	$(309)	$6,223
Operating margin	26.8%	19.4%	N/A	23.1%
Add (deduct) impact of noteworthy items:
Restructuring (a)	134	64	24	222
Change in contingent and deferred consideration (b)	79	21	—	100
McGriff integration and retention related costs	211	—	4	215
Acquisition related costs (c)	7	12	—	19
Acquisition and disposition related gains (d)	(29)	(2)	—	(31)
Total noteworthy items	402	95	28	525
Identified intangible amortization expense	475	74	—	549
Operating income adjustments	877	169	28	1,074
Adjusted operating income (loss)	$5,513	$2,065	$(281)	$7,297
Adjusted operating margin	32.0%	21.1%	N/A	27.1%

Twelve Months Ended December 31, 2024
Operating income (loss)	$4,365	$1,770	$(318)	$5,817
Operating margin	28.4%	19.4%	N/A	23.8%
Add (deduct) impact of noteworthy items:
Restructuring (a)	148	79	49	276
Change in contingent and deferred consideration (b)	9	6	—	15
McGriff integration and retention related costs	60	—	3	63
Acquisition related costs (c)	26	32	—	58
Acquisition and disposition related gains (d)	—	(55)	—	(55)
Other	(3)	—	—	(3)
Total noteworthy items	240	62	52	354
Identified intangible amortization expense	326	51	—	377
Operating income adjustments	566	113	52	731
Adjusted operating income (loss)	$4,931	$1,883	$(266)	$6,548
Adjusted operating margin	32.0%	20.7%	N/A	26.8%

(a)In the third quarter of 2025, the Company launched a three-year program, Thrive, which focuses on our brand strategy, delivering greater value to clients, accelerating growth and improving efficiency. The program will generate savings from process and automation efficiencies and optimization of our global operating model. Costs in 2025 relate primarily to severance and lease exit charges. Costs in 2024 included severance and lease exit charges for a restructuring program completed in 2024.
(b)Reflects change in the fair value of contingent consideration and deferred acquisition costs.
(c)Reflects one-time acquisition and disposition related retention and other costs.
(d)RIS in 2025 includes primarily a gain on the sale of a business and a gain on the remeasurement of an investment. Consulting in 2024 includes the net gain on sale of Mercer U.K. pension administration and U.S. health and benefits administration businesses, which was adjusted in 2025, and a gain on the sale of a business in Marsh Management Consulting. These amounts are included in revenue in the consolidated statements of income and excluded from non-GAAP underlying revenue and adjusted revenue used in the calculation of adjusted operating margin.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Three and Twelve Months Ended December 31
(In millions, except per share data)
(Unaudited)
Adjusted income, net of tax is calculated as the Company's GAAP income from continuing operations, adjusted to reflect the after tax impact of the operating income adjustments in the preceding tables and the additional items listed below. Adjusted EPS is calculated by dividing the Company’s adjusted income, net of tax, by the average number of shares outstanding-diluted for the relevant period. The following tables reconcile adjusted income, net of tax to GAAP income from continuing operations and adjusted EPS to GAAP EPS for the three and twelve months ended December 31, 2025 and 2024.

	Three Months Ended December 31, 2025			Three Months Ended December 31, 2024
	Amount		Adjusted EPS	Amount		Adjusted EPS
Net income before non-controlling interests, as reported		$834			$801
Less: Non-controlling interest, net of tax		13			13
Subtotal		$821	$1.68		$788	$1.59
Operating income adjustments	$347			$262
Other net benefit credits	(51)			(67)
Investments adjustment	(1)			—
Financing costs (a)	—			26
Income tax effect of adjustments (b)	(77)			(54)
		218	0.44		167	0.34
Adjusted income, net of tax		$1,039	$2.12		$955	$1.93

	Twelve Months Ended December 31, 2025			Twelve Months Ended December 31, 2024
	Amount		Adjusted EPS	Amount		Adjusted EPS
Net income before non-controlling interests, as reported		$4,234			$4,117
Less: Non-controlling interest, net of tax		74			57
Subtotal		$4,160	$8.43		$4,060	$8.18
Operating income adjustments	$1,074			$731
Other net benefit credits	(194)			(268)
Investments adjustment	(3)			(2)
Financing costs (a)	—			26
Income tax effect of adjustments (b)	(225)			(104)
		652	1.32		383	0.77
Adjusted income, net of tax		$4,812	$9.75		$4,443	$8.95

(a)Primarily reflects amortization of bridge financing fees related to the acquisition of McGriff.
(b)For items with an income tax impact, the tax effect was calculated using an estimated effective tax rate for each item based on jurisdiction with a blended rate for items occurring in multiple jurisdictions.

Marsh & McLennan Companies, Inc.
Supplemental Information
Three and Twelve Months Ended December 31
(Millions) (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Consolidated
Compensation and benefits	$3,938	$3,630	$15,577	$13,996
Other operating expenses	1,438	1,295	5,181	4,645
Total expenses	$5,376	$4,925	$20,758	$18,641

Depreciation and amortization expense	$91	$93	$361	$369
Identified intangible amortization expense	137	108	549	377
Total	$228	$201	$910	$746

Risk and Insurance Services
Compensation and benefits	$2,374	$2,178	$9,711	$8,499
Other operating expenses	767	699	2,918	2,531
Total expenses	$3,141	$2,877	$12,629	$11,030

Depreciation and amortization expense	$51	$52	$204	$192
Identified intangible amortization expense	118	93	475	326
Total	$169	$145	$679	$518

Consulting
Compensation and benefits	$1,520	$1,421	$5,710	$5,358
Other operating expenses	641	554	2,188	2,005
Total expenses	$2,161	$1,975	$7,898	$7,363

Depreciation and amortization expense	$26	$26	$100	$114
Identified intangible amortization expense	19	15	74	51
Total	$45	$41	$174	$165

Marsh & McLennan Companies, Inc.
Consolidated Balance Sheets
(Millions) (Unaudited)

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$2,687	$2,398
Cash and cash equivalents held in a fiduciary capacity	11,473	11,276
Net receivables	7,670	7,156
Other current assets	1,370	1,287
Total current assets	23,200	22,117

Goodwill and intangible assets	29,083	28,126
Fixed assets, net	829	859
Pension related assets	2,140	1,914
Right of use assets	1,460	1,498
Deferred tax assets	212	237
Other assets	1,786	1,730
TOTAL ASSETS	$58,710	$56,481

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$1,267	$519
Accounts payable and accrued liabilities	3,652	3,402
Accrued compensation and employee benefits	3,962	3,620
Current lease liabilities	333	325
Accrued income taxes	373	376
Fiduciary liabilities	11,473	11,276
Total current liabilities	21,060	19,518

Long-term debt	18,320	19,428
Pension, post-retirement and post-employment benefits	786	840
Long-term lease liabilities	1,529	1,590
Liabilities for errors and omissions	288	305
Other liabilities	1,412	1,265

Total equity	15,315	13,535
TOTAL LIABILITIES AND EQUITY	$58,710	$56,481

Marsh & McLennan Companies, Inc.
Consolidated Statements of Cash Flows
(Millions) (Unaudited)

	For the Years Ended December 31,
	2025	2024
Operating cash flows:
Net income before non-controlling interests	$4,234	$4,117
Adjustments to reconcile net income to cash provided by operations:
Depreciation and amortization	910	746
Non-cash lease expense	295	280
Gain on consolidation of entity	(13)	—
Share-based compensation expense	394	368
Changes to contingent consideration and net (gain) loss on dispositions and investments	(10)	(134)

Changes in assets and liabilities:
Accrued compensation and employee benefits	242	92
Provision for taxes, net of payments and refunds	12	123
Net receivables	(128)	(467)
Other changes to assets and liabilities	(50)	(162)
Contributions to pension and other benefit plans in excess of current year credit	(259)	(352)
Operating lease liabilities	(335)	(309)
Net cash provided by (used for) operations	5,292	4,302
Financing cash flows:
Purchase of treasury shares	(2,012)	(900)
Proceeds from issuance of debt	—	8,170
Repayments of debt	(519)	(1,617)
Payment of bridge loan commitment fees	—	(23)
Net issuance of common stock from treasury shares	102	84
Net distributions from non-controlling interests and deferred/contingent consideration	(124)	(157)
Dividends paid	(1,699)	(1,513)
Change in fiduciary liabilities	(382)	411
Net cash provided by (used for) financing activities	(4,634)	4,455
Investing cash flows:
Capital expenditures	(291)	(316)
Net purchases of long-term investments and other	(24)	(107)
Sales of long-term investments	100	55
Dispositions	22	89
Acquisitions, net of cash and cash held in a fiduciary capacity acquired	(652)	(8,542)
Net cash provided by (used for) investing activities	(845)	(8,821)
Effect of exchange rate changes on cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	673	(414)
Increase (Decrease) in cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	486	(478)
Cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity at beginning of year	13,674	14,152
Cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity at end of year	$14,160	$13,674

Reconciliation of cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity to the Consolidated Balance Sheets
Balance at December 31,	2025	2024
(In millions)
Cash and cash equivalents	$2,687	$2,398
Cash and cash equivalents held in a fiduciary capacity	11,473	11,276
Total cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	$14,160	$13,674

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Three Months Ended December 31
(Millions) (Unaudited)
Non-GAAP revenue isolates the impact of foreign exchange rate movements and certain transaction-related items from the current period GAAP revenue. The non-GAAP revenue measure is presented on a constant currency basis, excluding the impact of foreign currency fluctuations. The Company isolates the impact of foreign exchange rate movements period over period, by translating the current period foreign currency GAAP revenue into U.S. Dollars based on the difference in the current and corresponding prior period exchange rates. Similarly, certain other items such as acquisitions and dispositions, including transfers among businesses, may impact period over period comparisons of revenue and are consistently excluded from current and prior period GAAP revenues for comparability purposes. Percentage changes, referred to as non-GAAP underlying revenue, are calculated by dividing the period over period change in non-GAAP revenue by the prior period non-GAAP revenue.
The following table provides the reconciliation of GAAP revenue to non-GAAP revenue:

	2025				2024
Three Months Ended December 31,	GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue	GAAP Revenue	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue
Risk and Insurance Services
Marsh Risk (a)	$3,664	$(40)	$(189)	$3,435	$3,334	$1	$3,335
Guy Carpenter	215	(2)	—	213	201	—	201
Subtotal	3,879	(42)	(189)	3,648	3,535	1	3,536
Fiduciary Interest Income	92	—	(1)	91	112	—	112
Total Risk and Insurance Services	3,971	(42)	(190)	3,739	3,647	1	3,648
Consulting
Mercer	1,617	(36)	(54)	1,527	1,487	(13)	1,474
Marsh Management Consulting (b)	1,027	(21)	—	1,006	954	(24)	930
Total Consulting	2,644	(57)	(54)	2,533	2,441	(37)	2,404
Corporate Eliminations	(20)	—	—	(20)	(21)	—	(21)
Total Revenue	$6,595	$(99)	$(244)	$6,252	$6,067	$(36)	$6,031
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

	2025				2024
Three Months Ended December 31,	GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue	GAAP Revenue	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue
Marsh Risk:
EMEA	$934	$(32)	$(3)	$899	$846	$4	$850
Asia Pacific	355	(1)	(1)	353	345	1	346
Latin America	178	(7)	1	172	179	—	179
Total International	1,467	(40)	(3)	1,424	1,370	5	1,375
U.S./Canada (a)	2,197	—	(186)	2,011	1,964	(4)	1,960
Total Marsh Risk	$3,664	$(40)	$(189)	$3,435	$3,334	$1	$3,335
Mercer:
Wealth	$759	$(18)	$(41)	$700	$675	$(7)	$668
Health	527	(9)	(2)	516	495	(6)	489
Career	331	(9)	(11)	311	317	—	317
Total Mercer	$1,617	$(36)	$(54)	$1,527	$1,487	$(13)	$1,474

(a)Acquisitions, dispositions and other in 2025 includes the impact of McGriff.
(b)Acquisitions, dispositions and other in 2024 includes a gain of $20 million from the sale of a business in Marsh Management Consulting.

Note: Amounts in the tables above are rounded to whole numbers.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Twelve Months Ended December 31
(Millions) (Unaudited)
The following table provides the reconciliation of GAAP revenue to Non-GAAP revenue:

	2025				2024
Twelve Months Ended December 31,	GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue	GAAP Revenue	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue
Risk and Insurance Services
Marsh Risk (a)	$14,366	$(28)	$(1,283)	$13,055	$12,536	$(17)	$12,519
Guy Carpenter	2,496	3	(20)	2,479	2,362	—	2,362
Subtotal	16,862	(25)	(1,303)	15,534	14,898	(17)	14,881
Fiduciary Interest Income	403	—	(16)	387	497	—	497
Total Risk and Insurance Services	17,265	(25)	(1,319)	15,921	15,395	(17)	15,378
Consulting
Mercer (b)	6,190	(41)	(233)	5,916	5,743	(43)	5,700
Marsh Management Consulting (c)	3,604	(38)	(13)	3,553	3,390	(37)	3,353
Total Consulting	9,794	(79)	(246)	9,469	9,133	(80)	9,053
Corporate Eliminations	(78)	—	—	(78)	(70)	—	(70)
Total Revenue	$26,981	$(104)	$(1,565)	$25,312	$24,458	$(97)	$24,361
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

	2025				2024
Twelve Months Ended December 31,	GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue	GAAP Revenue	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue
Marsh Risk:
EMEA	$3,812	$(52)	$(3)	$3,757	$3,530	$—	$3,530
Asia Pacific	1,460	5	1	1,466	1,414	(6)	1,408
Latin America	571	11	3	585	575	—	575
Total International	5,843	(36)	1	5,808	5,519	(6)	5,513
U.S./Canada (a)	8,523	8	(1,284)	7,247	7,017	(11)	7,006
Total Marsh Risk	$14,366	$(28)	$(1,283)	$13,055	$12,536	$(17)	$12,519
Mercer:
Wealth (b)	$2,819	$(25)	$(183)	$2,611	$2,584	$(79)	$2,505
Health (b)	2,284	(4)	(13)	2,267	2,100	36	2,136
Career	1,087	(12)	(37)	1,038	1,059	—	1,059
Total Mercer	$6,190	$(41)	$(233)	$5,916	$5,743	$(43)	$5,700

(a)Acquisitions, dispositions and other in 2025 includes the impact of McGriff.
(b)Acquisitions, dispositions and other in 2024 includes a net gain of $35 million from the sale of the U.K. pension administration and U.S. health and benefits administration businesses, that comprised of a $70 million gain in Wealth, offset by a $35 million loss in Health.
(c)Acquisitions, dispositions and other in 2024 includes a gain of $20 million from the sale of a business in Marsh Management Consulting.

Note: Amounts in the tables above are rounded to whole numbers.